EXHIBIT 3.1.5


                                                         STATE OF DELAWARE
                                                        SECRETARY OF STATE
                                                     DIVISION OF CORPORATIONS
                                                     FILED 11:30 AM 10/04/1999
                                                        991418047 - 2392241

                        STATE OF DELAWARE CERTIFICATE OF
                    AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                               SINO-CITY GAS, INC.
                               -------------------

Sino-City Gas, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of Sino-City Gas, Inc. duly adopted a resolution to amend the original Certificate of Incorporation, declaring said amendment to be advisable, and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment as follows.

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FIRST" so that, as amended, said Article will be read as follows:

     "The name of the corporation (hereinafter called the "corporation") is
                        SpeechLink Communications Corp."

SECOND: That thereafter, pursuant to a resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with ss.222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions ofss.242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation will not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, this certificate to be signed by Ernest Cheung, President of Sino-City Gas, Inc., this 30th Day of September, 1999.


                                             /s/ ERNEST CHEUNG
                                             ----------------------------------
                                             ERNEST CHEUNG, PRESIDENT